EXHIBIT 10.10

FOURTH AMENDMENT TO

PLACEMENT AGENCY AGREEMENT

This Fourth Amendment to the Placement Agency Agreement (“Amendment”) is entered into as of the 25th day of March 2014, by and between Symbid Corp (“Company”) and Gottbetter Capital Markets, LLC (“Placement Agent”) and amends the Placement Agency Agreement dated September 9, 2013, as amended on October 14, 2013, November 15, 2013, and February 6, 2014 (collectively herein referred to as the “Agreement”).

The Parties to the Agreement hereby amend and restate in its entirety the following paragraph of the Agreement to read as follows:

Paragraph 3:

The minimum subscription amount is Twenty Five Thousand United States Dollars ($25,000 USD); provided, however, that subscriptions in lesser amounts may be accepted upon the written consent of the Company and the Placement Agent. The Placement Agent shall accept subscriptions only from (i) persons or entities who qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and (ii) persons or entities who are offered and purchase the Units in an Offshore Transaction (as such term is defined in Regulation S (“Regulation S”) as promulgated by the SEC under the Act) and who are not U.S. Persons (as such term is defined in Regulation S) and are not acting for the account or benefit of a person in the United States or a U.S. Person.  The Units will be offered until the earlier of the time that all Units offered in the Offering are sold or until April 30, 2014 (the “Offering Period”).  The date on which the Offering is terminated shall be referred to as the “Termination Date.”

This Amendment is hereby made part of and incorporated into the Agreement, with all the terms and conditions of the Agreement remaining in full force and effect, except to the extent modified hereby.

This Amendment may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties below effective as of the date first set forth above.

SYMBID CORP.

By: /s/ Korstiaan Zandvliet

Name: Korstiaan Zandvliet
Title: Chief Executive Officer

GOTTBETTER CAPITAL MARKETS, LLC

By: /s/ Julio A. Marquez

Name: Julio A. Marquez
Title:  President